Exhibit (d)(3)(ii)

SCHEDULE A

Series	Expense Limitation

Pro-Blend Conservative Term Series Class S	0.80%
Pro-Blend Conservative Term Series Class C	0.80%
Pro-Blend Conservative Term Series Class Z	0.80%
Pro-Blend Conservative Term Series Class R	0.80%
Pro-Blend Conservative Term Series Class E	0.80%
Pro-Blend Conservative Term Series Class I	0.70%
Pro-Blend Moderate Term Series Class S	0.95%
Pro-Blend Moderate Term Series Class C	0.95%
Pro-Blend Moderate Term Series Class Z	0.95%
Pro-Blend Moderate Term Series Class R	0.95%
Pro-Blend Moderate Term Series Class E	0.95%
Pro-Blend Moderate Term Series Class I	0.85%
Pro-Blend Extended Term Series Class S	0.95%
Pro-Blend Extended Term Series Class C	0.95%
Pro-Blend Extended Term Series Class Z	0.95%
Pro-Blend Extended Term Series Class R	0.95%
Pro-Blend Extended Term Series Class E	0.95%
Pro-Blend Extended Term Series Class I	0.85%
Pro-Blend Maximum Term Series Class S	0.95%
Pro-Blend Maximum Term Series Class C	0.95%
Pro-Blend Maximum Term Series Class Z	0.95%
Pro-Blend Maximum Term Series Class R	0.95%
Pro-Blend Maximum Term Series Class E	0.95%
Pro-Blend Maximum Term Series Class I	0.85%
Tax Managed Series Class A	1.20%
Tax Managed Series Class B	1.20%
Tax Managed Series Class Z	1.20%
Tax Managed Series Class D	1.20%
Tax Managed Series Class E	1.20%
Equity Series	1.05%
Overseas Series	0.75%
Dividend Focus Series	0.60%